UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2004

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE.

Set forth below are the unaudited fourth quarter and year 2003 earnings, consolidated balance sheets and cash flow statements of Syntroleum Corporation (“Syntroleum”):

Syntroleum Corporation and Subsidiaries

Fourth Quarter and Year 2003 Earnings* (Unaudited)

	Fourth Quarter		Year Ended December 31,
	2003	2002	2003	2002
Revenue
Joint Development	$124	$1,744	$14,183	$9,621
Catalyst Materials	3,740	—	4,966	—
Other	35	1	91	25

Total Revenue	3,899	1,745	19,240	9,646

Operating Expenses
DOE Catoosa Project	3,634	5,566	21,843	12,606
Catalyst Materials Cost	3,486	—	7,886	—
Sweetwater Project	—	—	—	30,855
R&D/Engineering	1,904	3,012	8,221	15,558
G&A and Other	3,745	4,674	16,107	16,904

Total Operating Expenses	12,769	13,252	54,057	75,923
Income (loss) from Operations	(8,870)	(11,507)	(34,817)	(66,277)

Investment and Interest Income	351	311	1,310	1,063
Other Income (Expense)	(2,127)	(53)	(2,438)	(232)
Taxes	(10)	(18)	(60)	(66)

Income (loss) from Continuing Operations	(10,656)	(11,267)	(36,005)	(65,512)

Income from Discontinued Real Estate Operations	(12)	128	216	332
Gain on Sale of Real Estate Operations	—	—	1,151	—

Net Earnings (loss)	$(10,668)	$(11,139)	$(34,638)	$(65,180)

Earnings (loss) Per Share (Basic and Diluted)
Earnings (loss) from continuing operations	$(0.29)	$(0.34)	$(1.04)	$(1.99)
Earnings (loss) from discontinued real estate operations	$(0.00)	$0.00	$0.04	$0.01
Net Earnings (loss)	$(0.29)	$(0.34)	$(1.00)	$(1.98)

Weighted Average Shares Outstanding	37,480	32,760	34,684	32,995

*	All numbers in thousands except earnings per share.

Syntroleum Corporation and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	December 31, 2003	December 31, 2002
	(thousands)	(thousands)
Assets
Cash and Cash Equivalents	$32,695	$14,611
Other Current Assets	19,108	5,815
Total Non-current Assets	15,432	36,714

Total Assets	$67,235	$57,140

Liabilities and Stockholders’ Equity
Current Liabilities	$5,620	$6,800
Current maturities of debt and deferred credit	13,546	—
Current maturities of convertible debt	21,842	—
Non-current Liabilities	78	283
Long-term Debt	—	1,432
Convertible Debt	—	4,466
Deferred Credit	—	9,829
Deferred Revenue	38,273	35,875
Minority Interests	706	2,445

Total Liabilities	80,065	61,130
Total Stockholders’ Equity	(12,830)	(3,990)

Total Liabilities and Stockholders’ Equity	$67,235	$57,140

Syntroleum Corporation and Subsidiaries

Cash Flow Statements (Unaudited) (Amounts in thousands)

	Year Ended December 31,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(34,638)	$(65,180)
Adjustments to reconcile net income (loss):
Minority interest in subsidiaries	(1,679)	(341)
Depreciation and amortization	714	795
Foreign currency exchange	7,893	1,649
Write down of Sweetwater plant	—	30,855
Gain on sale of assets and real estate	(1,586)	—
Other	1,128	1,158
Changes in assets and liabilities	6,242	(557)

Net cash flows from operating activities	(21,926)	(31,621)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(897)	(392)
Proceeds from sale of assets	3,670	—
Other	74	10

Net cash flows from investing activities	2,847	(382)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from equity issuances	24,272	—
Minority interest distribution	(60)	—
Proceeds from convertible debt and long term debt	17,376	4,584
Proceeds from settlement of officer note receivable	1,441	(1,141)

Net cash flows from financing activities	43,029	3,443

FOREIGN EXCHANGE EFFECT ON CASH	(5,866)	(1,566)

NET CHANGE IN CASH AND CASH EQUIVALENTS	18,084	(30,126)
CASH AND CASH EQUIVALENTS, beginning of year	14,611	44,737

CASH AND CASH EQUIVALENTS, end of year	$32,695	$14,611

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

The exhibit listed below is furnished pursuant to Item 12 of this Form 8-K.

(c)	Exhibits.

99.1	Press Release issued February 3, 2004 regarding Syntroleum Corporation’s fourth quarter and fiscal year 2003 earnings.

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 3, 2004, Syntroleum reported fourth quarter and fiscal year 2003 earnings. For additional information regarding Syntroleum’s fourth quarter and fiscal year 2003 earnings, please refer to Syntroleum’s press release attached to this report as Exhibit 99.1, which is incorporated by reference herein.

The information being furnished pursuant to Item 12 of this Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTROLEUM CORPORATION

Date:	February 3, 2004	By:	/s/ Larry J. Weick

Larry J. Weick Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release issued February 3, 2004 regarding Syntroleum Corporation’s fourth quarter and fiscal year 2003 earnings